Exhibit 10.35

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

AGREEMENT

This Agreement (“Agreement”) is entered into by and between Laboratory Corporation of America Holdings, a Delaware corporation having a place of business at 430 South Spring Street, Burlington, North Carolina 27215 (“LabCorp”), and LipoScience, Inc., a Delaware corporation having a place of business at 2500 Sumner Blvd., Raleigh, NC 27616 (“LipoScience”), effective as of the 8th day of June, 2005 (the “Effective Date”).

WHEREAS, LipoScience has developed and is marketing the NMR LipoProfile® test, a clinical diagnostic tool; and

WHEREAS, LabCorp is engaged in the business of providing laboratory testing services; and

WHEREAS, the purpose of this Agreement is to set forth the terms by which LabCorp will initially have certain tests performed by LipoScience during Phase One, and then subsequently and subject to LabCorp attainment of a certain number of Test orders, LipoScience and LabCorp will negotiate a license to LabCorp of certain technology and associated intellectual property of LipoScience so that LabCorp can perform such testing services in its own facilities.

NOW, THEREFORE, in consideration of the mutual covenants exchanged herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LabCorp and LipoScience hereby agree to be legally bound as follows:

1. Definitions. For purposes of this Agreement, the terms below shall have the meanings set forth below. Additional terms are defined throughout the Agreement.

“Affiliate” means, with respect to a party to this Agreement, any current or future Entity which controls, is controlled by, or is under common control with such party. For purposes of this definition only, “control” means direct or indirect ownership of more than fifty percent (50%) of the shares of the subject Entity entitled to vote in the election of directors (or, in the case of an Entity that is not a corporation, for the election of the corresponding managing authority). Affiliates of LabCorp as of the date of signing this Agreement are listed on Exhibit F.

“Applicable Service Fee” means (except as provided otherwise in Section 4.2, 4.3 or 4.6):

a. For Tests performed in 2005, and for Tests performed after 2005 during any calendar month in which Tier 1 Promotion is not provided by LabCorp:

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) [***] per Test for any calendar month in which LipoScience receives less than [***] orders for Tests from LabCorp and its Affiliates; or

(ii) [***] per Test for any calendar month in which LipoScience receives at least [***] orders for Tests from LabCorp and its Affiliates.

b. For Tests performed after 2005 during any calendar month in which Tier 1 Promotion is provided by LabCorp:

(i) [***] per Test for any calendar month in which LipoScience receives less than [***] orders for Tests from LabCorp and its Affiliates; or

(ii) [***] per Test for any calendar month in which LipoScience receives at least [***] orders for Tests from LabCorp and its Affiliates.

“Baseline LipoScience Tests” means the average number of billable Tests performed for patient care purposes by LipoScience each calendar month over the nine full calendar months prior to the Effective Date.

“Best Faith Effort Factor” (or “BFE”) with regard to Phase One means the total number of Tests performed by LipoScience for LabCorp during the applicable calendar month divided by an amount equal to the difference of the Baseline LipoScience Tests minus the number of billable Tests performed for patient care purposes by LipoScience for anyone other than LabCorp during the applicable calendar month. For example, if the total number of Tests performed by LipoScience for LabCorp during a particular calendar month is 20,000, the Baseline LipoScience Tests is 10,000, and the number of billable Tests performed for patient care purposes by LipoScience for anyone other than LabCorp is 5,000, then the Best Faith Effort Factor is 4 (since 20,000/(10,000-5,000) = 4).

“Change of Control” means an event as a result of which the holders of the outstanding voting securities of LipoScience as of the Effective Date cease to own a majority of the outstanding voting securities of LipoScience.

“CLIA” means the Clinical Laboratory Improvement Act and the regulations issued thereunder.

“CMS” means Centers for Medicare & Medicaid Services, which is a Federal agency within the U.S. Department of Health and Human Services.

“Competitor of LabCorp” means a national full service clinical laboratory with annual revenues in excess of [***].

“Confidential Information” means any confidential information of or concerning a party or its Affiliates. Without limiting the foregoing and for illustrative purposes only, (i) all Test results and attendant information, nonpublic financial information, pricing, customer

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

information, LabCorp SOPs and technical information, and other information furnished or disclosed to LipoScience by LabCorp and its Affiliates in connection with this Agreement shall be considered Confidential Information of LabCorp and its Affiliates, and (ii) all nonpublic information relating to the Test, including without limitation, all of LipoScience’s protocols and standards for performance of the Test and the number of Tests performed by LipoScience (but excluding information belonging to or developed by LabCorp during Phase One of the Agreement) shall be considered Confidential Information of LipoScience.

“Current Average Reimbursement” means an amount equal to the payments actually received by LabCorp and its Affiliates from third parties and patients with respect to Tests billed under the 83716 CPT Code performed during a particular calendar quarter divided by the number of such Tests, regardless of when such payments are received.

“Current Rate” means the then-applicable reimbursement rate established by CMS for CPT Code 83716.

“Entity” means a person, corporation, partnership, association, limited liability company, unincorporated organization, firm, or other entity.

“New Rate’ means the then-applicable reimbursement rate to be established by CMS for the NMR-specific CPT Code.

“NMR Average Reimbursement” means an amount equal to the payments actually received by LabCorp and its Affiliates from third parties and patients with respect to Tests billed under the NMR-specific CPT Code performed during a particular calendar quarter divided by the number of such Tests, regardless of when such payments are received.

“NMR-specific CPT Code” means the CPT code that is assigned to the Test by CMS.

“Phase One” means the period beginning on the Effective Date and ending upon the earlier of (i) commencement of Phase Two as specified in Section 3.1, or (ii) termination of this Agreement.

“Phase Two” has the meaning set forth in Section 3 of this Agreement.

“Reimbursement Adjustment Factor” (or “RAF”) means for each month the product of [***] times an amount equal to the New Rate minus the Current Rate; provided, however, that in the event the New Rate is less than the Current Rate, the RAF shall equal zero (0). For example, if the New Rate is [***] and the Current Rate is [***], then the RAF would be [***] (since [***] x ([***] – [***]) = [***]).

“Services” means performance of Tests by LipoScience for LabCorp and its Affiliates.

“Term” means the period beginning on the Effective Date and ending upon termination of this Agreement.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Test” means the NMR LipoProfile® test, which is a cardiovascular diagnostic test that uses nuclear magnetic resonance (NMR) spectroscopy to provide rapid, simultaneous and direct measurement of LDL particle number and size of LDL particles, as well as direct measurement of HDL and VLDL subclasses. A sample Test report is attached as Exhibit B.

“Tier 1 Promotion” shall mean part of a defined and differentiated national marketing and sales program designed by LabCorp to educate its customers and potential customers, as modified by LabCorp from time to time in its sole discretion, which shall include material sales incentives for LabCorp’s eligible marketing and sales personnel, in addition to any standard sales incentive plans, and inclusion in a prominent position in sales meetings and in promotional materials provided to physicians.

“Trademarks” means those trademarks, service marks and applications listed on Exhibit A and used by LipoScience in connection with the Test.

2. Reference Testing Services.

2.1 Performance of Services. During Phase One (and thereafter if requested by LabCorp), LipoScience agrees to fulfill all orders received from LabCorp and its Affiliates for Tests to be performed and otherwise provide the Services as requested by LabCorp and its Affiliates.

2.2 Process.

a. Sample Collection and Reporting of Test Results. When Tests are ordered, LabCorp’s patient service centers (PSCs) and courier networks will collect and forward samples to LipoScience for performance of the Services and reporting back to LabCorp. All samples will be collected and sent to LipoScience in accordance with LipoScience’s standard requirements as set forth on Exhibit C (the “Sample Requirements”). LipoScience will use commercially reasonable efforts to report Test results within forty-eight (48) hours from receipt of the order and applicable sample from LabCorp; provided that such sample has been collected and shipped in accordance with the Sample Requirements. LipoScience shall report the Test results to LabCorp and LabCorp will report the Test results to the ordering medical provider, unless otherwise required by applicable law or regulation or agreed by the parties. In the event tests other than the Test are ordered (in addition to the Test) on LabCorp’s requisition form, LabCorp will perform (or otherwise arrange for the performance of) such other tests and send LipoScience the applicable portion of such requisition form and appropriate sample in accordance with the Sample Requirements for performance of the Services.

b. Billing Payors. To the extent consistent with applicable law and existing agreements, LabCorp will invoice the appropriate payor and assume other billing activities for the Services. To the extent LabCorp is unable, under applicable law or existing agreements, to invoice the appropriate payor and assume other billing activities for the Services pursuant to the prior sentence, (a) LabCorp shall not be obligated to pay LipoScience an Applicable Service Fee, and

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LipoScience in its sole discretion may bill third parties for results derived from such specimens; (b), LabCorp will use commercially reasonable efforts to provide to LipoScience all appropriate payor, billing and other information to enable LipoScience to bill the appropriate parties; and (c) the parties agree to cooperate in good faith and make commercially reasonable efforts (including but not limited to modifying existing agreements) to transition such invoicing and billing activities to LabCorp on a State-by-State or payor-by-payor basis.

2.3 Changes. LipoScience shall use commercially reasonable efforts to provide a forty five (45) day prior written notification to LabCorp of any changes to Test methodology, reference ranges, specimen type, interpretive comments or any other pertinent information relative to Tests performed by LipoScience.

2.4 Results. Unless otherwise required under applicable law or regulation, LipoScience will report all test results to the location and personnel designated by LabCorp. LabCorp and LipoScience shall mutually agree upon the manner of such result transmission. Each of the parties will use commercially reasonable efforts to develop an interface with LabCorp’s system to allow LabCorp to enter orders and receive results electronically; provided, however, that LipoScience shall not be required under this provision to provide to LabCorp any software programs, code or portion thereof or to incur any additional expenses related to such efforts.

2.5 Utilization Reports. LipoScience will provide LabCorp utilization reports on a monthly basis in hard copy or by electronic mail in a mutually agreed upon format (including without limitation Test volumes and average turn-around time).

2.6 Adverse Circumstances. LipoScience shall immediately notify LabCorp of any events or circumstances, including, but not limited to, adverse weather conditions, common carrier delays, illness, breakdowns, accidents, or any other condition which may adversely affect LipoScience’s rendering of Services required under this Agreement.

2.7 Waste Disposal. LipoScience shall be solely responsible for the disposal of any medical or other waste generated in performance of the Services at LipoScience’s facilities.

2.8 Compliance with Laws. LipoScience agrees to comply with all applicable laws and regulations related to the Services and any commercially reasonable specific requirements of managed care plans or other third party payors communicated by LabCorp to LipoScience from time to time. LabCorp will comply with all applicable laws and regulations related to the collection and mailing of all specimens and samples to LipoScience for performance of the Services.

2.9 Non-Discrimination. All Services provided by LipoScience hereunder shall be in compliance with all applicable federal and state laws prohibiting discrimination on the basis of race, color, religion, sex, national origin, handicap, veteran status or protected status.

2.10 Disclosure Requirements. If the Services to be provided by LipoScience hereunder are subject to the disclosure requirements of 42 U.S.C. 1395x (v) (1) (I), LipoScience, shall until

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expiration of four (4) years from the termination of the Agreement, make available, upon written request to the Secretary of Health and Human Services, or upon request to the Comptroller General, or any of their duly authorized representatives, a copy of this Agreement and the books, documents and records of LipoScience that are necessary to certify the nature and extent of the costs incurred under this Agreement through a subcontractor with a value or cost of $10,000.00 or more over a twelve (12) month period.

2.11 Medicare + Choice Provisions. LipoScience and LabCorp hereby agree that the provisions on Exhibit D are applicable to Services provided to Medicare + Choice Members.

2.12 Inspection Rights. Upon reasonable written notice and during normal business hours, LabCorp shall have the right to inspect LipoScience’s testing facilities for the purpose of verifying the existence of appropriate quality systems as required under applicable law or regulation or on some other reasonable basis.

3. Phase Two.

3.1 Description of Phase Two. The parties will negotiate in good faith a license agreement whereby LabCorp would be entitled to use certain intellectual property of LipoScience relating to the Test in order to perform the Test at LabCorp’s facilities (“Phase Two”), subject to the payment of certain royalties to LipoScience and other terms as mutually agreed upon by the parties. Unless otherwise agreed by the parties, neither party shall be obligated to commence discussions relating to Phase Two and negotiation of the terms of any licenses to be granted to LabCorp until (a) such time as LipoScience has performed more than [***] Tests for LabCorp and its Affiliates each calendar month for three (3) consecutive months, or (b) July 1, 2006, whichever is later. The actual transfer of the technology and/or effective date of the license agreement would not take place prior to such time as LipoScience has performed more than [***] Tests for LabCorp and its Affiliates each calendar month for three (3) consecutive months.

3.2 Regulatory Matters. LabCorp acknowledges and agrees that LipoScience has not applied for, made any submissions required for, or obtained any approvals as of the date hereof which may be required from the United States Food and Drug Association or other regulatory authority, including any FDA 510(k) approvals, for the Test or the underlying intellectual property and technology. In the event that LipoScience, or LabCorp, reasonably determines that any such approvals are necessary for performance of, or licensed under, Phase Two, the parties shall discuss in good faith the process and procedures required for such approvals, which approvals, if any, shall be submitted and owned by LipoScience.

4. Payments to LipoScience.

4.1 Service Fee. LabCorp will pay LipoScience a service fee equal to the Applicable Service Fee for each Test performed (except Tests which must be repeated on the same sample at the customer’s request for quality assurance reasons or verification, and except Tests for which LabCorp does not invoice the appropriate payor and assume other billing activities as described

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in Section 2.2.b.) by LipoScience for LabCorp and its Affiliates, subject to the provisions of Sections 4.2, 4.3 and 4.6.

4.2 Best Faith Effort Factor Adjustment to the Applicable Service Fee.

a. Promptly following the end of each month of the Term, LipoScience shall calculate the Best Faith Effort Factor and provide the BFE for such month to LabCorp to the extent applicable. LabCorp will have twenty (20) days from receipt of the BFE to provide written notice to LipoScience if it reasonably disputes the calculation of the BFE If the BFE is less than [***], then the Applicable Service Fee for that month will be increased by [***] per Test. If the BFE is [***] or more, but less than [***], then the Applicable Service Fee for the month shall be increased by [***] per Test. If the BFE is [***] or more, but less than [***], then the Applicable Service Fee for the month will be increased by [***] per Test. If the BFE is [***] or greater, there will be no increase in the Applicable Service Fee for the month.

b. At the first anniversary of the Effective Date, the parties agree to review the Best Faith Effort Factor adjustment and make such revisions as may be agreed to by the parties.

c. Notwithstanding Section 4.2.a., if the number of Tests ordered by LabCorp exceeds [***] in any calendar month and remains at or above [***] during each subsequent month of the Term, then this Section 4.2 and the Best Faith Effort Factor adjustment will no longer apply during the remainder of the Term. If the number of Tests ordered by LabCorp decreases (or is) below [***] in any subsequent calendar month during the Term, then the Best Faith Effort Factor will apply for subsequent months until the criteria above for elimination of the Best Faith Effort Factor is once again met.

d. If the Best Faith Effort Factor is less than or equal to [***] during any month during the Term, then the parties shall promptly meet and review LabCorp’s business practices, and if (i) it is reasonably determined that the reason that the Best Faith Effort Factor is less than or equal to [***] is primarily due to LabCorp’s business practices, and (ii) LabCorp does not modify such business practices to increase the Best Faith Effort Factor to more than [***] within 60 days following such month in which the Best Faith Effort Factor is less than or equal to [***], then LipoScience shall have the right to terminate the Agreement in accordance with Section 6.2(d) hereof.

4.3 Applicable Service Fee Increased Based on Reimbursement Adjustment. Beginning on the later of January 1, 2006 or the date CMS establishes the New Rate, and continuing for the remainder of the Term, the Applicable Service Fees for each month shall be increased by the RAF for that month, unless the NMR Average Reimbursement for the prior calendar quarter (as determined beginning at the end of the first calendar quarter of 2006 and continuing each quarter thereafter) was less than an amount equal to the sum of the Current Average Reimbursement plus the RAF, in which case the Applicable Service Fees shall be increased by the Designated Amount for the subsequent calendar quarter. As used herein, the

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Designated Amount” means an amount equal to the NMR Average Reimbursement for the prior calendar quarter minus the Current Average Reimbursement; provided, however, that if the NMR Average Reimbursement for the prior calendar quarter was less than the Current Average Reimbursement, then the Designated Amount is zero (0).

4.4 Reporting and Payment of Applicable Service Fees. Within thirty (30) days following the end of each calendar month during Phase One (and thereafter if Services continue to be provided), LipoScience will send LabCorp an itemized statement for the Applicable Service Fees payable for Services rendered to LabCorp and its Affiliates by LipoScience for the prior month. LabCorp agrees to remit payment to LipoScience for all undisputed amounts within thirty (30) days after receipt of said statement and Test requisitions. In the event that LabCorp reasonably disputes an invoiced amount, to the extent commercially reasonable, LabCorp shall notify LipoScience within such (30) day period after receipt of the statement. The parties agree to promptly negotiate in good faith to resolve any such disputes relating to invoiced amounts, including referring such matter to senior management if not resolved in a timely manner. The statement must include the following information (to the extent available to LipoScience) in paper format: the total number of Tests performed during such month, and for each such Test the patient name, accession number, draw date, and referring location. LipoScience will also respond to reasonable requests from LabCorp for additional information. Except as otherwise set forth in this Agreement, LipoScience shall look only to LabCorp for payment and shall not bill any patient or third party for Services provided hereunder, except where LipoScience is required by law to bill such patients or third party directly or by LabCorp’s prior written consent. In such cases, LipoScience will notify LabCorp and the parties will discuss the proper way to comply with applicable law.

4.5 Efforts. Except as set forth in Section 11 below, this Agreement shall not be construed to require (by implication or otherwise) any obligation on LabCorp and its Affiliates to request or perform any minimum number of Tests, or perform any minimum amount of effort in order to give rise to payments to LipoScience.

4.6 Most Favored Terms. During any twelve (12) month period (measured annually beginning on January 1, 2007) in which LabCorp and its Affiliates orders more Tests than any other Entity during the prior twelve (12) months, the prices payable by LabCorp and its Affiliates for the Test shall be no less favorable than those provided by LipoScience to any other Entity. In the event LipoScience offers any such other Entity more favorable terms, LipoScience shall immediately notify LabCorp in writing and LabCorp may accept such terms by providing notice to LipoScience.

4.7 No Other Payments. Except as specified in this Section 4, no other royalties, service fees, or other payments shall be due from LabCorp or its Affiliates in exchange for the rights granted or obligations assumed by LipoScience under this Agreement.

5. Support.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1 Customer Service Telephone Support. LipoScience shall provide LabCorp and its Affiliates with customer service telephone “hotline” support available 8:00 a.m. EST through 4:00 p.m. PST, Monday through Friday during Phase One. Such telephone support shall be toll-free and adequately staffed at all times in order to ensure the prompt resolution of any and all customer service questions and issues of LabCorp. Such support shall be limited to technical questions on the format of the reports and compliance with Specimen Requirements. The hours of telephone support may be extended or reduced by mutual written agreement of the parties, and LipoScience agrees to make commercially reasonable efforts to accommodate any request by LabCorp to extend such hours due to market demand.

6. Term; Termination.

6.1 Term. This Agreement shall become effective on the Effective Date. This Agreement shall continue in effect for a period of three (3) years (unless sooner terminated as provided in this Agreement), whereupon it shall terminate.

6.2 Termination. In addition to the rights of termination provided elsewhere in this Agreement, and without limiting any other rights or remedies available to a party, the Term of this Agreement may be terminated:

a. By either party because of any breach of the other party hereto in discharging or performing its duties and obligations under this Agreement upon thirty (30) days prior written notice; provided, however, that if such defaulting party shall within the foregoing thirty (30) day period cure such default, then such notice of termination shall be of no effect;

b. By LabCorp immediately upon written notice in the event that (i) all or substantially all of the assets of LipoScience, or the Test, are sold to, acquired by or merged with a party that is a Competitor of LabCorp, or (ii) a Change of Control whereby a Competitor of LabCorp acquires control of LipoScience or the Test;

c. By either party immediately upon written notice in the event that: the other party ceases to function as a going concern; a receiver is appointed for the other party; a court orders the seizure or suspension of the other party’s rights or properties; or the other party otherwise takes advantage of any bankruptcy or insolvency law;

d. By LipoScience upon thirty (30) days prior written notice in the event the criteria set forth in Section 4.2 d are met.

6.3 Effect of Termination. The provisions of this Agreement which by their nature require performance following termination of this Agreement, including without limitation Sections 2.10, 6.3, 7, 8, 9, 10 and 11.6, shall survive termination of this Agreement for any reason. Upon termination of this Agreement upon request each party shall return to the other party such other party’s Confidential Information (including all copies, notes, summaries or other documentation incorporating Confidential Information), materials and property.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Representations and Warranties.

7.1 Representations of LipoScience. LipoScience hereby represents to LabCorp that:

a. NEITHER LIPOSCIENCE NOR ANY OF ITS EMPLOYEES, AGENTS OR OWNERS HAVE BEEN DEBARRED, SUSPENDED, DECLARED INELIGIBLE, OR EXCLUDED FROM MEDICARE/MEDICAID OR ANY OTHER FEDERAL OR STATE HEALTHCARE PROGRAM;

b. LipoScience is not a customer of LabCorp or its Affiliates, and no physician or physician’s family member (i) shall receive or share directly or indirectly in the proceeds of this Agreement; or (ii) except as set forth on Exhibit G attached hereto, has an interest in LipoScience’s business either directly or indirectly, through debt, equity, or otherwise. In such instances where a physician or physician’s family member has such an interest in LipoScience’s business, LabCorp and LipoScience shall work together to assure that such interest is not a violation of 42 CFR Part 411 (the “Stark Regulations”) and any similar state or federal law or regulation;

c. LipoScience’s employees who will be performing the Services under this Agreement possess the necessary skill, education, and training;

d. Where required by any applicable state laws or regulations, LipoScience and its employees have the necessary federal and state licenses or certificates to perform the Services in a professional manner and are qualified to perform such Services, and LipoScience agrees to provide LabCorp with copies of such licenses or certificates upon written request;

e. Prior to December 31, 2005, LipoScience shall complete and will thereafter maintain a commercially reasonable disaster recovery plan for each assay it performs;

f. This Agreement does not contravene or constitute a default or violation of any provision of applicable law or any agreement, commitment, or instrument to which LipoScience is bound; and

g. The Test protocol is currently kept confidential by LipoScience, and to the best of LipoScience’s knowledge and belief, is unknown to and unavailable to any third parties, other than third parties to which LipoScience has disclosed the Test protocol under an obligation of confidentiality.

7.2 Representations of LabCorp. LabCorp hereby represents to LipoScience that:

a. NEITHER LABCORP NOR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS OR OWNERS HAVE BEEN DEBARRED, SUSPENDED, DECLARED INELIGIBLE, OR EXCLUDED FROM MEDICARE/MEDICAID OR ANY OTHER FEDERAL OR STATE HEALTHCARE PROGRAM.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b. LabCorp’s employees who will be (i) obtaining, handling and shipping the samples for Tests in accordance with Sample Requirements, and (ii) selling or billing for the Test under this Agreement possess the necessary skill, education, and training;

c. Where required by any applicable state laws or regulations, LabCorp and its employees have the necessary federal and state licenses or certificates to obtain, handle and ship samples in a professional manner and are qualified to obtain, handle and ship samples, and LabCorp agrees to provide LipoScience with copies of such licenses or certificates upon written request; and

d. This Agreement does not contravene or constitute a default or violation of any provision of applicable law or any agreement, commitment, or instrument to which LabCorp is bound.

7.3 Limitation of Liability. EXCEPT FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS OR BREACHES RELATING TO CONFIDENTIAL INFORMATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER IN CONNECTION WITH THIS AGREEMENT.

8. Indemnification.

8.1 Indemnification of LabCorp. LipoScience agrees to indemnify and defend LabCorp and its Affiliates and its officers, employees, and their respective successors, heirs and assigns (the “Indemnitees”), against any claim of liability, damage, loss or expenses (including reasonable attorney’s fees and expense of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments to the extent arising out of (i) the negligent or intentional acts of LipoScience, or (ii) any breach of any provision of this Agreement by LipoScience; provided that: (a) LabCorp promptly notifies LipoScience of the claim in writing; (b) LipoScience has sole control of the defense and all related settlement negotiations; and (c) LabCorp provides LipoScience with the assistance, information and authority necessary to perform LipoScience’s obligations under this Section.

8.2 Indemnification of LipoScience. LabCorp agrees to indemnify and defend LipoScience and its officers, employees, and their respective successors, heirs and assigns (the “Indemnitees”), against any claim of liability, damage, loss or expenses (including reasonable attorney’s fees and expense of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments to the extent arising out of (i) the negligent or intentional acts of LabCorp, or (ii) any breach of any provision of this Agreement by LabCorp; provided that: (a) LipoScience promptly notifies LabCorp of the claim in writing; (b) LabCorp has sole control of the defense and all related settlement negotiations; and (c) LipoScience provides LabCorp with the assistance, information and authority necessary to perform LabCorp’s obligations under this Section.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Insurance. LipoScience hereby represents that is currently maintaining, and LipoScience agrees to continue to maintain, at its sole expense, during the Term, insurance as specified on Exhibit E attached hereto. Each such insurance policy shall include a provision naming LabCorp as an additional insured and a provision providing that thirty (30) days’ written notice shall be given to LabCorp before cancellation, cessation or material modification of coverage. LipoScience agrees that it shall either maintain continuous “claims made” coverage thereafter for a period of five (5) years or secure a five (5) year “tail” policy.

10. Confidentiality.

10.1 Confidential Information. Each party acknowledges that from time to time during the Term of this Agreement it may come into possession of certain Confidential Information of or concerning the other party. Each party agrees that, during the Term and for a period of Ten (10) years thereafter, it shall not, directly or indirectly, (i) use the other party’s Confidential Information, or (ii) disclose or otherwise make available to any third party any Confidential Information of the party; except in each case as authorized by the other party under this Agreement or otherwise in writing. The obligations of this Section shall not apply to (a) information which is or becomes available to the general public through no fault of the receiving party; (b) information which has been disclosed to the receiving party by a third party not subject to an obligation of confidentiality to the disclosing party; (c) information which was rightfully in the possession of the receiving party prior to disclosure by the disclosing party; or (d) information which was independently developed by the receiving party without the benefit of information received from the disclosing party.

10.2 Press Releases; Publicity. Each party acknowledges that the other party has a proprietary interest in its legal and business brands, name and reputation. The parties agree to mutually prepare and agree upon a press release within five (5) days of the Effective Date, and from and after the publication of such press release, each party shall be entitled to make or publish any statement limited to the contents of such press release. Other than such statements, each party agrees it will not make reference to or use the other party’s name nor shall it mention or describe this Agreement in its advertising, marketing or promotional materials or other publications or materials without obtaining the prior written approval of the other party, which shall not be unreasonably withheld or delayed; provided, however, that LipoScience shall have the right to list LabCorp in any general listing of its customers, provided that the reference to LabCorp is in the same format and size as references to other customers and clients and does not give greater weight to LabCorp’s name than any other customer or client.

11. Marketing.

11.1 Availability. LabCorp shall make commercially reasonable efforts to make the Test available to its clients no later than July 1, 2005.

11.2 Promotion. For the twelve month period, to the extent consistent with applicable laws and regulations, beginning January 1, 2006, LabCorp agrees that:

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a. The Test will be promoted to no lesser degree than other advanced lipid tests offered by LabCorp, including without limitation, [***], any lipoprotein phenotyping tests, lipoprotein subfractionation profile tests, cholesterol electrophoresis tests and expanded lipoprotein analysis test (“Advanced Lipid Tests”); and

b. The LabCorp marketing and sales personnel shall receive no lesser incentive(s) for selling and promoting the Test than for selling and promoting other Advanced Lipid Tests offered by LabCorp.

c. To the extent consistent with peer-reviewed scientific, medical or laboratory publications, LabCorp shall use commercially reasonable efforts to help ensure that LabCorp’s technical publications concerning, and clinical positioning of, the Test by LabCorp are consistent with LipoScience’s clinical positioning of the Test.

11.3 Review. After January 1, 2007, the parties shall review and consult annually regarding LabCorp’s marketing efforts with regard to the Test.

11.4 Positioning. To the extent consistent with peer-reviewed scientific, medical or laboratory publications, during the Term, LabCorp shall position the Test in that it will make the Test available through its network broadly on a national basis and at least as broadly and on a commensurate basis as it offers other Advanced Lipid Tests.

11.5 Sole Remedy. LipoScience’s sole and exclusive remedy for LabCorp’s breach of Section 11.2 and/or Section 11.4 shall be termination of this Agreement pursuant to Section 6.2.a; provided however, in the event of LabCorp’s breach of Section 11.2 and/or Section 11.4, LabCorp shall pay LipoScience an additional amount of [***] for each Test performed for LabCorp by LipoScience from the effective date of this Agreement.

11.6 Marketing Warranties. The parties and their respective Affiliates, employees, agents and representatives shall conduct all promotion, marketing and sales activities in connection with the Test in compliance with all applicable laws and regulations.

11.7 Trademarks. Consistent with LipoScience’s positioning of the Test, LabCorp shall use the LipoScience Trademarks to identify the Tests in its marketing, sales and promotion of the Tests. All such uses of the LipoScience Trademarks and the good will developed therein shall inure to the benefit of LipoScience. LabCorp will conduct its business and promote the Tests in conformity with good business practices and in a manner that reflects favorable on the good will and reputation of LipoScience. LabCorp will not engage in any deceptive, misleading, or unethical practices relating to its promotion, marketing, sale, performance or billing practices for the Tests. LabCorp will not modify, delete, obliterate or otherwise obscure any trademark or patent markings on the Test results reported to LabCorp or its clients.

12. Collaborative Assistance. To the extent commercially reasonable, LabCorp will provide assistance to LipoScience with respect to initiatives related to obtaining appropriate reimbursement for the Test and appropriate Medicare coverage for relevant CPT Codes. In

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

addition, to the extent consistent with applicable law and regulation, LabCorp will provide LipoScience physician ordering data by “zip 3” code on a monthly basis and “full zip” code data on a quarterly basis. In no event shall LabCorp offer LipoScience less information regarding physician ordering data than that which is provided to manufacturers of other lipid tests offered by LabCorp. LipoScience’s sole and exclusive remedy for breach of this Section 12 shall be termination of this Agreement pursuant to Section 6.2.a.

13. Effective Time of Performance. The parties agree that (i) the date on which the Entity performing the Test sends the Test result to the recipient shall be the applicable date upon which a Test shall be deemed to have been performed; and (ii) the date on which LipoScience receives a Test request and the appropriate sample in accordance with the Sample Requirements shall be the applicable date upon which a Test shall be deemed to have been ordered from LipoScience.

14. Compliance with Laws. The terms of this Agreement are intended to be in compliance with federal, state and local statutes, regulations and ordinances applicable on the date this Agreement is signed, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). The parties agree to execute such amendments as may be necessary for HIPAA compliance as additional regulations are promulgated or become final and effective.

15. Further Assurances. LipoScience agrees that it will perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

16. Assignment and Benefit. Except as expressly set forth in this Agreement, neither this Agreement nor the respective rights and obligations of the parties under this Agreement may be assigned, transferred, delegated or subcontracted in whole or in part, by either party to any other Entity without the prior written consent of the other party. Subject to the prior sentence, the rights, duties, and obligations of the parties under this Agreement shall inure to the benefit and shall be binding upon their respective successors and permitted assigns. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party in connection with any sale or merger which involves substantially all of the assets of such party of the business to which this Agreement relates.

17. Status of Parties. The Services will be rendered by LipoScience under this Agreement as an independent contractor. This Agreement creates no relationship of joint venturers, partners, or principal and agent between the parties. Neither LipoScience nor its employees or agents will be deemed to be employees or agents of LabCorp or any of its Affiliates and as such, LipoScience’s employees will not be covered under any of the benefit programs of LabCorp or its Affiliates, including, but not limited to worker’s compensation. Further, neither party shall be authorized to act on behalf of, or otherwise bind the other party.

18. Notices. Any notice contemplated or required or permitted to be given under this Agreement shall be sufficient if in writing and prepaid and if (i) delivered personally, (ii) sent registered or certified mail, return receipt requested, (iii) by express delivery service (such as

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Federal Express) where the recipient must execute its receipt, or (iv) sent by facsimile and immediately confirmed by registered or certified mail or express delivery, to the parties’ respective addresses below, or to such other addresses as either party hereto may hereafter designate in writing.

LipoScience:	LabCorp:
LipoScience, Inc.	Laboratory Corporation of America Holdings
2500 Sumner Blvd.	430 South Spring St.
Raleigh, NC 27616	Burlington, NC 27215
Attn: Chief Operating Officer	Attn: General Counsel

with a copy also sent to:	with a copy also sent to:

General Counsel	Parker Poe Adams & Bernstein, LLP
P.O. Box 389
150 Fayetteville Street Mall, Suite 1400
Raleigh, North Carolina, 27602-0389
Attn: John R. Erwin, Esq.
Fax: 919-834-4564

19. Governing Law. This Agreement, and any dispute or controversy arising out of or relating thereto, shall in all respects be governed by and construed according to the laws of the State of North Carolina (excluding its conflicts of law provisions).

20. Miscellaneous. This Agreement may be executed in counterparts in order to provide each party with a fully-executed original hereof. Except as otherwise provided herein, this Agreement may not be changed, modified or amended except by an agreement in writing signed by both parties. The provisions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity an enforceability of the remaining provisions thereof. The waiver by any party to this Agreement of any breach or violation of any provisions of this Agreement by any other party hereto shall not operate as a waiver of any other breach. Titles and headings of sections of this Agreement are for convenience and reference only and shall not affect the construction of any provisions of this Agreement. All exhibits attached hereto are hereby incorporated herein by reference. This Agreement reflects the complete understanding of the parties and constitutes their entire agreement regarding its subject matter, superseding all prior verbal or written negotiations, representations, agreements, understandings, and statements regarding the subject matter herein.

[SIGNATURES ON FOLLOWING PAGE]

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Agreement by signature of their respective duly authorized representatives as of the Effective Date.

LipoScience, Inc.		Laboratory Corporation of America Holdings

By:	/s/ Richard Pinnola	By:	/s/ Pamela J. Sherry

Printed Name:	Richard Pinnola	Printed Name:	Pamela J. Sherry

Title:	Chief Operating Officer	Title:	Senior Vice President

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit A

Trademarks, Service Marks and Applications

LIPOSCIENCE

LIPOPROFILE

NMR LIPOPROFILE

UNCOVER THE UNSEEN RISK OF DISEASE

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit B

Produced under patent licenses to U.S. Patent Nos. 4,933,844, 5,343,389, 6,518,069, and 6,576,471
CLIA:34D0952253

Sample Test Report

NMR LipoProfile® Report

LipoScience, Inc.
2500 Sumner Boulevard
Raleigh, NC 27616
877-547-6837
www.liposcience.com

Page 1

Patient Name	Sex	Age
Patient with CHD family history - Baseline		

Patient ID	Birth Date	Accession Number

Clinician

Client Name and Address

Client Name
Address 1
Address 2
City, State ZIP
Phone: Fax:
Client #/Route #

Date Collected	Date Received	Report Date and Time	Requisition Number	Comment

LDL PARTICLES

	nmol/L	Optimal	Near or above optimal	Borderline-high	High	Very High
LDL-P ™ (LDL Particle Number)	1809	<1000	1000 - 1299	1300 - 1599	**1600 - 2000**	>2000

	nmol/L	Low	Moderate	Borderline-high	High
- *Small LDL-P*	1650	<600	600 - 849	850 - 1200	**>1200**

PATIENT GOALS

High-Risk Patients
- primary goal: LDL-P <1000 nmol/L
- secondary goal: small LDL-P <850 nmol/L

Moderately High-Risk Patients
- primary goal: LDL-P <1300 nmol/L
- secondary goal: small LDL-P <850 nmol/L

LIPIDS

	mg/dL	
HDL-C	24	Desirable ≥40
Triglycerides	142	Desirable <150
Total Cholesterol	146	Desirable <200

	mg/dL	Optimal	Near or above optimal	Borderline-high	High	Very High
LDL-C	94	**<100**	100 - 129	130 - 159	160 - 189	≥190

METABOLIC SYNDROME MARKERS

These markers increase the risk of developing Type 2 Diabetes Mellitus.

	Value			
LDL Particle Size	19.2 nm	Large (Pattern A): 23.0 - 20.6		**Small (Pattern B): 20.5 - 18.0**
Large HDL-P	1.2 µmol/L	Low Risk: >9.0	Intermediate: 4.0 - 9.0	**High Risk: <4.0**
Large VLDL-P	3.5 nmol/L	Low Risk: <0.5	Intermediate: 0.5 - 5.0	**High Risk: >5.0**

Small LDL Size (≤ 20.5 nm)	Low Large HDL-P (<4.0µmol/L)	High Large VLDL-P (>5.0 nmol/L)
✓	✓	☐

© 2005 LipoScience, Inc. All rights reserved

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Produced under patent licenses to U.S. Patent Nos. 4,933,844, 5,343,389, 6,518,069, and 6,576,471
CLIA:34D0952253

NMR LipoProfile® Report

LipoScience, Inc.
2500 Sumner Boulevard
Raleigh, NC 27616
877-547-6837
www.liposcience.com

Page 2

Patient Name	Accession Number	Requisition Number	Report Date and Time
Patient with CHD family history - Baseline			

SUBCLASS PARTICLE NUMBERS

VLDL Subclasses (nmol/L)
Lower Values are Desirable
LDL Subclasses (nmol/L)
Lower Values are Desirable
HDL Subclasses (µmol/L)
Higher Values are Desirable
PERCENTILE
75th
50th
25th
(3.5)
(69.8)
(33.6)
(3)
(156)
(1650)
(1.2)
(0.3)
(21.2)
High
Low
Large VLDL-P
Medium VLDL-P
Small VLDL-P
IDL-P
Large LDL-P
Small LDL-P
Large HDL-P
Medium HDL-P
Small HDL-P

Lipoprotein subclass particle numbers are given in parentheses above each bar. The height of the bar is the percentile indicating if the value is "high" or "low" based on a reference population consisting of >6,900 subjects enrolled in the Multi-Ethnic Study of Atherosclerosis (MESA).

PRACTITIONER'S NOTES

SAMPLE

© 2005 LipoScience, Inc. All Rights Reserved

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit C

Sample Requirements

Specimen Collection and Transport Instructions

Patient Preparation

Blood collection should be standardized to minimize preanalytic variation. The patient should sit quietly for five minutes before blood collection and tourniquet use should be minimized.

Fasting is required for an accurate triglyceride result; fasting status does not substantially affect other components of the NMR Lipoprofile®.

Acceptable Specimens

EDTA plasma (lavender-top) is the preferred specimen for the NMR Lipoprofile; Serum (red-top) is also acceptable. EDTA plasma should be centrifuged immediately; serum specimens should be allowed to clot for ~30 minutes before centrifugation. Serum or plasma should be transferred to a separate, tightly capped vial for transport. Place barcode label vertically on specimen transfer vial.

Gel barrier tubes are NOT acceptable. Other additives are not acceptable.

A minimum of 1 mL serum or plasma is required for the NMR Lipoprofile®, 2 mL is preferred.

Refrigerate specimens until shipped.

Shipping Instructions

Lay specimens in Styrofoam box and cover with an adequate number of frozen ice brick(s). Make sure that specimens are properly labeled and requisitions or manifests are complete and accurate. Include requisitions or manifests in same shipping container as specimens.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit D

Medicare + Choice Provisions

a)	LipoScience agrees to give LabCorp, HHS, the Comptroller General or their designees the right to audit, evaluate, and inspect books, contracts, records and other patient documentation for the period of four (4) years from termination of the Agreement or from the date of completion of any audit, whichever is later.

b)	LipoScience will safeguard the privacy of any information that identifies a particular Member. To this end, LipoScience will (i) release information from, or copies of, records only to authorized individuals; (ii) ensure that unauthorized individuals cannot gain access to or alter patient records; (iii) maintain Member records and information in an accurate and timely manner; (iv) ensure timely access by Members to the records and information that pertain to them; (v) ensure that original records are released only in accordance with Federal or State laws, court orders, or subpoenas; and (vi) abide by all Federal and State laws regarding confidentiality and disclosure for medical records, other health information, and member information.

c)	LipoScience agrees to provide services and access services under this Agreement in a manner consistent with professionally recognized standards of health care.

d)	LipoScience agrees that in no event, including, but not limited to nonpayment by LabCorp, LabCorp’s insolvency or breach of this Agreement, shall LipoScience bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Members of health plans or persons acting on their behalf for services provided pursuant to this Agreement. LipoScience agrees that this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member. This provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between the LipoScience and the Member or persons acting on Member’s behalf.

e)	Any services or other activity performed by LipoScience under the Agreement will be consistent and comply with all applicable Medicare laws, regulations, and CMS instructions, including all applicable requirements of the Medicare + Choice program. LipoScience shall comply with the Medicare + Choice appeals procedures, including the gathering and forwarding of information on appeals to the Medicare + Choice organizations for which LabCorp is a participating provider, as necessary.

f)	LipoScience acknowledges and agrees that the Medicare + Choice organizations for which LabCorp is a participating provider are obligated to oversee and be accountable to CMS for the services provided hereunder. To this end, performance of activities under the Agreement will be monitored on an ongoing basis by Medicare + Choice organizations for which LabCorp is a participating provider.

g)	LipoScience understands that Medicare + Choice organizations may only delegate activities or functions in a manner consistent with the requirements set forth at 42 C.F.R.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

§ 422.502(i)(4). To the extent that LipoScience further delegates services to be performed under the Agreement, such arrangements shall comply with all applicable Medicare + Choice program requirements.

h)	LabCorp agrees to render payment to LipoScience within 45 days of the receipt of invoice, provided that the invoice is accompanied by all information requested by LabCorp to invoice the responsible party and to report encounter data to the appropriate party.

i)	To the extent required by CMS, LipoScience agrees to submit to LabCorp encounter data for services rendered to Members, at least to the extent necessary to characterize the context and purposes of each encounter with a Member. Said encounter data shall be submitted by LipoScience in compliance with CMS requirements concerning timeliness and accuracy, including an attestation as to the accuracy, completeness and truthfulness of the encounter data. Medicare + Choice organizations for which LabCorp is a participating provider must certify to CMS that they are submitting accurate, complete and truthful encounter data to the best of their knowledge, information and belief.

j)	LipoScience acknowledges and agrees that payments that it receives from LabCorp for services rendered to Medicare + Choice Members are, in whole or in part, from Federal funds, and LipoScience is therefore subject to laws applicable to entities receiving federal funds, including but not limited to Title VI of the Civil Rights Act of 1964 as implemented by regulations at 45 CFR part 84; The Age Discrimination Act of 1975 as implemented by regulations at 45 CFR part 91; The Rehabilitation Act of 1973; The Americans With Disabilities Act; and all other laws applicable to recipients of Federal funds.

k)	LipoScience hereby represents and warrants that LipoScience and its employees providing services hereunder maintain full participation status with the Medicare program and are not excluded from participation in Medicare or any other governmental program. LipoScience represents and warrants that it shall not employ or contract with any individual or entity who is excluded from participation in Medicare under Section 1128 or 1128A of the Social Security Act. LipoScience shall notify LabCorp immediately in the event that LipoScience is excluded from participating under Medicare or any other governmental program.

1)	LipoScience shall cooperate with applicable activities of independent quality review and improvement organizations pertaining to services provided by LipoScience. LipoScience also agrees to comply with all applicable policies and procedures of the Medicare + Choice organization for which LabCorp is a participating provider, including medical policies, quality assurance programs and medical management programs.

m)	If LipoScience is a physician and LabCorp suspends or terminates the Agreement, LabCorp agrees to provide written notice to LipoScience of the reasons for the action and of LipoScience’s right to appeal the action and the process and timing for requesting a hearing.

n)	This Agreement (to the extent it relates to Medicare + Choice Members during Phase One) may be terminated by either party without cause upon a sixty (60) day prior written notice to the other party.

LipoScience and LabCorp agree that in the event of a conflict between the terms of the Agreement and the terms of this Exhibit D, the terms of this Exhibit D will apply with respect to the services provided to the Medicare + Choice Members. The terms of the Agreement shall control in all other respects.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit E

Insurance

[***]

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit F

LABORATORY CORPORATION OF AMERICA HOLDINGS

SCHEDULE OF AFFILIATES AND TRADE NAMES ASSOCIATED WITH THE

ORDERING OF LABORATORY TESTS

As of June 7, 2005

Laboratory Corporation of America Holdings (LCAH) (Parent)

Subsidiaries:

Laboratory Corporation of America (LCA)

DIANON Systems, Inc.

Dynacare Laboratories, Inc.

•	U.S. Joint Ventures

•	UHS/DL, LP (Tennessee)

•	DL/UHS, Inc. (Tennessee)

•	United Dynacare LLC (Milwaukee)

•	U. S. Subsidiaries

•	Dynacare Holdco LLC

•	Dynacare Northwest Inc.

•	Clinical Laboratories Cheyenne

•	Dynacare Southwest Laboratories, Inc.

•	HHD Gen Par Inc.

•	HH/DL LP

•	SW/DL LP

•	Dynacare Louisiana, L.L.C.

Clinical Laboratories, Inc.

Viro-Med Laboratories, Inc.

National Genetics Institute

Path Lab Holdings, Inc.

Path Lab, Inc. d/b/a LabCorp

Center for Genetic Services, Inc.

US Pathology Labs, Inc.

•	Accupath Diagnostics Laboratories, Inc.

•	US Labs Fountain Valley, Inc.

•	US Labs, Inc.

Esoterix, Inc.

•	Allergy Testing Laboratories, Inc.

•	Applied Genetics, Inc.

•	Colorado Coagulation Consultants, Inc.

•	Cytometry Associates, Inc.

•	Endocrine Sciences, Inc.

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	The Esoterix Center for Infectious Diseases, Inc.

•	Long Beach Genetics, Inc.

•	Molecular Genetics, Inc.

•	Esoterix Pathology Practice Group, P.C.

•	Esoterix Colorado Pathology Practice Group, P.C.

•	Center for Clinical Trials

Trade names:

Dynagene

ARL (Alabama Reference Lab)

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

Exhibit G

Physicians or Physician’s Family Members who are stockholders of LipoScience

[***]

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

AMENDMENT TO AGREEMENT

This Amendment to Agreement (“Amendment”) is made as of this 1st day of July, 2006 (the “Amendment Date”), by and between Laboratory Corporation of America Holdings, a Delaware corporation having a place of business at 430 South Spring Street, Burlington, North Carolina 27215 (“LabCorp”), and LipoScience, Inc., a Delaware corporation having a place of business at 2500 Sumner Blvd., Raleigh, NC 27616 (“LipoScience”).

Recitals

WHEREAS, LabCorp and LipoScience have previously entered into an Agreement, effective June 8th, 2005, regarding the NMR LipoProfile® test (the “Agreement”); and

WHEREAS, both parties desire to modify and amend the Agreement to facilitate commercialization of products thereunder.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 1. Definitions.

Part “b.” of the definition of “Applicable Service Fee” in Section 1 of the Agreement is hereby amended in its entirety and replaced with the following:

“b. For Tests performed between July 1, 2006 and December 31, 2006, and provided that Tier 1 Promotion is continuously provided by LabCorp during such six-month period:

(i) [***] per Test received from LabCorp and its Affiliates, provided that if the number of Tests received from LabCorp and its Affiliates is less than [***] during such six month period, then LabCorp shall additionally pay to LipoScience:

1. [***] for each unperformed Test between [***] and [***], and

2. [***] for each unperformed Test less than [***].

(ii) In no event will the amounts payable under Sections b(i)1 and b(i)2 above, exceed [***].

c. For Tests performed after December 31, 2006 until the end of the Term, and provided that Tier 1 Promotion is continuously provided by LabCorp:

(i) If greater than [***] Tests were received by LipoScience from LabCorp and its Affiliates during the six month period from July 1, 2006 through December 31,

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

2006 under Section b. above, then [***] per Test received from LabCorp and its Affiliates without regard to the number of tests received by LipoScience from LabCorp and its Affiliates during any period after December 31, 2006,

(ii) If less than [***] Tests were received from LabCorp and its Affiliates during the six month period from July 1, 2006 through December 31, 2006 under Section b. above, then for each calendar half-year period of 2007 and 2008 (which period in 2008 being less than a calendar half-year shall be prorated with respect to the number of Tests), the Applicable Service Fee shall be [***] per Test received from LabCorp and its Affiliates; provided, however that LabCorp shall additionally pay to LipoScience:

1. [***] for each unperformed Test between [***] and [***], and

2. [***] for each unperformed Test less than [***].

(iii) In no event will the amounts payable under Sections c(ii)1 and (ii)2 above, exceed [***] for each such calendar half-year period.”

2.	Section 4.1 Service Fee is amended to remove the reference to Section 4.3.

3.	Section 4.3 Applicable Service Fee Increased Based on Reimbursement Adjustment is deleted in its entirety.

4.	Section 4.4 Reporting and Payment of Applicable Service Fees.

The first sentence of Section 4.4 of the Agreement is hereby amended and replaced with the following:

“Within thirty (30) days following the end of each calendar month during Phase One (and thereafter if Services continue to be provided) in which LabCorp does not provide Tier 1 Promotion, LipoScience will send LabCorp an itemized statement for the Applicable Service Fees payable for Services rendered to LabCorp and its Affiliates by LipoScience for the prior month. If LabCorp continues to provide Tier 1 Promotion during Phase One (and thereafter if Services continue to be provided), then in addition to sending the monthly itemized statements as described in the prior sentence, within thirty (30) days following the end of each of December 31, 2006, June 30, 2007, December 31, 2007 and June 8, 2008, LipoScience will send LabCorp an itemized statement for the Applicable Service Fees payable pursuant to subsections b(i)1., b(i)2., or c(ii), as applicable, of the definition of “Applicable Service Fee” in Section 1.”

4.	No other Amendments

Except as specifically modified herein, the Agreement shall remain in full force and effect as originally executed.

5.	Entire Agreement; Governing Law

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

The Agreement, as amended by this Amendment, constitutes and contains the entire understanding and agreement of the parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, understandings and agreements between the parties. This Amendment, and any dispute or controversy arising out of or relating thereto, shall in all respects be governed by and construed according to the laws of the State of North Carolina (excluding its conflicts of law provisions).

6.	Capitalized Terms

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Date first written above.

LipoScience, Inc.		Laboratory Corporation of America Holdings

By:	/s/ Richard Pinnola	By:	/s/ Andrew R. Ginsberg

Name:	Richard Pinnola	Name:	Andrew R. Ginsburg

Title:	COO	Title:	VP, Marketing

Date:	8/17/06	Date:	8/31/06

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 CFR §§ 200.80(b)(4) and 230.406

AMENDMENT NO. 2 TO AGREEMENT

This Amendment No. 2 to Agreement (“Amendment”) is made as of this 27th day of September, 2007 (the “Amendment Date”), by and between Laboratory Corporation of America Holdings, a Delaware corporation having a place of business at 430 South Spring Street, Burlington, North Carolina 27215 (“LabCorp”), and LipoScience, Inc., a Delaware corporation having a place of business at 2500 Sumner Blvd., Raleigh, NC 27616 (“LipoScience”).

Recitals

WHEREAS, LabCorp and LipoScience have previously entered into an Agreement, effective June 8, 2005, regarding the NMR LipoProfile® test (the “Agreement”); and

WHEREAS, LabCorp and LipoScience have previously entered into an Amendment to Agreement, effective July 1, 2006 (the “Amended Agreement”); and

WHEREAS, LabCorp and LipoScience desire to further modify and amend the Amended Agreement to facilitate commercialization of products thereunder.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 1. Definitions.

A. Parts “a.” and “b” of the definition of “Applicable Service Fee” in Section 1 of the Amended Agreement are hereby amended in their entirety and replaced with the following, and part “c” of the definition of “Applicable Service Fee” in Section 1 of the Amended Agreement is hereby deleted in its entirety:

“a. For Tests performed between July 1, 2007 and December 31, 2007 (and during which time LabCorp warrants that it will continue to provide Tier 1 Promotion for the Test):

(i)	[***] per Test received from LabCorp and its Affiliates

b. For Tests performed from January 1, 2008 until the end of the Term:

(i)	Provided that Tier 1 Promotion is continuously provided by LabCorp for the Test in each scenario set forth in this Section b(i) below, [***] per Test received from LabCorp and its Affiliates; provided however, once LipoScience has performed at least [***] Tests for LabCorp and its Affiliates per calendar month for each of three consecutive calendar months at any time after January 1, 2008, then the price per Test shall be [***], which price change

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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shall be effective as of the beginning of the calendar month following such three consecutive calendar month period; and

(ii)	If Tier 1 Promotion is not continuously provided by LabCorp for the Test from the period of January 1, 2008 until the end of the Term, then the price per Test shall revert to [***] per Test received from LabCorp and its Affiliates, which price change shall be effective as of the date that the Test loses its Tier 1 Promotion status.”

B. The terms “Baseline LipoScience Tests”, “Best Faith Effort Factor (or ‘BFE’)”, “Current Average Reimbursement”, “Current Rate”, “New Rate”, “NMR Average Reimbursement”, “Reimbursement Adjustment Factor (or “RAF’)” set forth in Section 1 of the Amended Agreement are each deleted in their entirety.

C. The following shall be added as a defined term under Section 1:

(i)	“Lipid Panel Add-On” means a standard lipid panel assay which may be added to the Test at the request of the customer at no additional cost. The addition of the Lipid Panel Add-On to the Test is subject to scientific and compliance approval and acceptance by LabCorp.

2.	Section 4.1 Service Fee is amended to remove the reference to Section 4.2.

3.	Section 4.2 Best Faith Effort Factor Adjustment to the Applicable Service Fee is deleted in its entirety.

4.	Reporting and Payment of Applicable Service Fees.

The first sentence of Section 4.4 of the Amended Agreement is hereby amended and replaced with the following:

“Within thirty (30) days following the end of each calendar month during Phase One (and thereafter if Services continue to be provided), LipoScience will send LabCorp an itemized statement for the Applicable Service Fees payable for Services rendered to LabCorp and its Affiliates by LipoScience for the prior month.”

5.	Section 6.1 Term, is amended in its entirety as follows:

This Agreement shall become effective on the Effective Date. This Agreement shall continue in effect for a period of three (3) years and will be automatically renewed on a year to year basis thereafter until one party provides the other party with ninety (90) days’ written notice of termination prior to any yearly anniversary renewal date, or unless sooner terminated as provided in this Agreement.

6.	No other Amendments

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Except as specifically modified herein, the Amended Agreement shall remain in full force and effect as originally executed.

7.	Entire Agreement; Governing Law

The Amended Agreement, as further amended by this Amendment, constitutes and contains the entire understanding and agreement of the parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, understandings and agreements between the parties. This Amendment, and any dispute or controversy arising out of or relating thereto, shall in all respects be governed by and construed according to the laws of the State of North Carolina (excluding its conflicts of law provisions).

8.	Capitalized Terms

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amended Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Date first written above.

LipoScience, Inc.		Laboratory Corporation of America Holdings

By:	/s/ Richard Pinnola	By:	/s/ Ben R. Miller

Name:	Richard Pinnola	Name:	Ben R. Miller

Title:	COO	Title:	Executive VP

Date:	9/18/07	Date:	9/27/07

[***] = Certain information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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